Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Summit Global Logistics, Inc.

We hereby consent to the use in Amendment No. 1 to the registration statement number (333-139980) of Summit Global Logistics, Inc. on Form S-1 to the reference to us under the headings “Experts” and “Change in the Registrants Registered Accountants,” and to the use of our reports in the prospectus as follows:

(1)

Report dated April 16, 2007, on the consolidated financial statements and financial statement schedule of Summit Global Logistics, Inc. and Subsidiaries as of December 31, 2006, and for the period February 6, 2006 (date of inception) to December 31, 2006;

(2)	Report dated September 25, 2006, on the combined financial statements of TUG Logistics, Inc. and Affiliates as of and for the years ended December 31, 2005 and 2004.

(3)	Report dated March 2, 2007 on the combined financial statements of TUG Logistics, Inc. and Affiliates as of and for the ten months ended October 31, 2006

(4)	Report dated February 16, 2007 on the consolidated financial statement of FMI Holdco I LLC and Subsidiary as of and for the ten months ended October 31, 2006.

/s/ Friedman LLP

New York, New York
June 20, 2007